Exhibit 32.2
CERTIFICATION
      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 15, 2005

/s/ Geoffrey P. Batt

Geoffrey P. Batt
Chief Financial Officer
(Principal Financial Officer)
      The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.